UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): October 8, 2009

L-3 Communications Holdings, Inc.
L-3 Communications Corporation

(Exact Name of Registrants as Specified in Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-14141	13-3937434
333-46983	13-3937436

(Commission File Numbers)	(IRS Employer Identification Nos.)

600 Third Avenue, New York, New York	10016

(Address of Principal Executive Offices)	(Zip Code)
(212) 697-1111

(Registrants’ Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

SECTION 8 — OTHER EVENTS
Item 8.01. OTHER EVENTS.
     As previously reported, on October 2, 2009, L-3 Communications Corporation (the “Company”), a wholly owned subsidiary of L-3 Communications Holdings, Inc., consummated its offering of $1.0 billion in aggregate principal amount of 5.20% Senior Notes due 2019 (the “Notes”). On October 8, 2009, the Company used a portion of the net proceeds from the offering of the Notes and cash on hand, to repay in full its $650 million outstanding term loan under the Company’s five year senior credit agreement, dated as of March 9, 2005, which consists of the term loan and a $1.0 billion revolving senior credit facility. The Company’s $1.0 billion revolving senior credit facility portion of the senior credit agreement remains in effect.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION
By:	/s/ Ralph G. D’Ambrosio
	Name:	Ralph G. D’Ambrosio
	Title:	Vice President and Chief Financial Officer (Principal Financial Officer)

Dated: October 8, 2009